                                                                    Exhibit 10

               Consent of Independent Certified Public Accountants

Board of Directors
The Travelers Life and Annuity Company

We consent to the use of our reports included herein and to the reference to our firm as experts under the heading "Independent Accountants."

/s/KPMG LLP
Hartford, Connecticut

April 14, 2000